EXHIBIT 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David Gergacz his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all registration statements including amendments, if any, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registration statement on Form 10-SB, including amendments thereto, has been signed by the following persons in the capacities and on the dates stated.

Signature                  Title                            Date

/s/ David Gergacz
---------------------
David Gergacz              Chairman, Director          May __, 2000

/s/ Lawrence J. Twill
---------------------
Lawrence J. Twill          Vice Chairman, Director     May __, 2000